                                EXHIBIT 23






                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44563) of DeVry Inc. of our report dated August 12, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Chicago, Illinois
September 25, 2002